UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2020

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

195 Montague Street, 14th Floor

Brooklyn, NY 11201

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.  Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws.

At the 2020 Special Meeting of Stockholders of SG Blocks, Inc. (the “Company”) held on January 15, 2020, the stockholders of the Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to implement a reverse stock split of the Company’s common stock, par value $0.01 per share, with the ratio to be determined by the Board of Directors (the “Board”) of the Company, within a range of not less than 1-for-2 or greater than 1-for-50. Subsequently on January 20, 2020, the Board determined to fix the ratio for the reverse stock split at 1-for-20. Thereafter, on February 4, 2020, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, to implement the 1-for-20 reverse split of its common stock (the “Reverse Stock Split”). The Reverse Stock Split will be effective as of 11:01 p.m. (Eastern Time) on February 5, 2020 (the “Effective Time”), and the Company’s common stock will begin trading on The NASDAQ Capital Market on a post-split basis on February 6, 2020.

As a result of the Reverse Stock Split, every twenty (20) shares of the Company’s issued and outstanding common stock, par value $0.01, prior to the Effective Time will be converted into one (1) share of common stock, par value $0.01, reducing the number of issued and outstanding shares of the Company’s common stock from approximately 23.2 million shares to approximately 1.16 million shares. The Company’s transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), will serve as exchange agent for the reverse stock split and will provide instructions to stockholders of record regarding the process for exchanging shares.

Because the Certificate of Amendment did not reduce the number of authorized shares of the Company’s common stock, the effect of the Certificate of Amendment and the Reverse Stock Split is to increase the number of shares of common stock available for issuance relative to the number of shares issued and outstanding. The Reverse Stock Split did not alter the par value of the Company’s common stock or modify any voting rights or other terms of the common stock.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-reverse stock split shares of the Company’s common stock not evenly divisible by twenty, will, in lieu of a fractional share, be entitled, upon surrender to the exchange agent of certificate(s) representing their pre-split shares or upon conversion of their shares held in book-entry, to a cash payment equal to the product obtained by multiplying (i) the number of shares of common stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest, and (ii) the average closing sales price of the common stock as reported on the NASDAQ Capital Market for the ten (10) days preceding the Effective Time.

AST will be issuing all of the post-split shares (except for restricted shares) through their paperless Direct Registration System (“DRS”), also known as “book-entry form,” unless otherwise requested by the stockholder. AST will hold the shares in an account set up for the stockholder. Stockholders who wish to hold paper certificates may obtain such certificates upon request to AST.

All book-entry or other electronic positions representing issued and outstanding shares of the Company’s common stock will be automatically adjusted. Those stockholders holding common stock in “street name” will receive instructions from their brokers.

In addition, pursuant to their terms, a proportionate adjustment will be made to the per share exercise price and number of shares issuable under all of the Company’s outstanding stock options and warrants to purchase shares of common stock, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plans will be reduced proportionately.

After the Reverse Stock Split, the trading symbol for the Company’s common stock will continue to be “SGBX”. The new CUSIP number for the Company’s common stock following the Reverse Stock Split is 78418A505.

The above description of the Certificate of Amendment and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1, as filed with the Secretary of State of the State of Delaware on February 4, 2020.

Item 8.01.  Other Events.

As previously reported, the Company currently has until June 29, 2020 to regain compliance with the NASDAQ Stock Market’s minimum bid price requirement, and, to regain compliance, the Company’s common stock must have a minimum bid price per share of at least $1.00 for 10 consecutive business days. The principal reason for the Reverse Stock Split is to increase the per share trading price of the Company’s common stock in order to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement.  However, there can be no assurance that the Reverse Stock Split will have the desired effect of sufficiently raising the bid price of the Company’s common stock for the required period.

In addition, on February 5, 2020, the Company issued a press release relating to the matters described in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of SG Blocks, Inc.
99.1	Press Release issued by SG Blocks, Inc. on February 5, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SG Blocks, Inc.

Dated: February 5, 2020	By:	/s/ Paul Galvin
Name: Paul Galvin
Title: Chairman and CEO

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